UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2013

W270, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-176388	45-2808694
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1328 W. Balboa Blvd., Suite C, Newport Beach, CA		92661
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 903-0468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On February 13, 2013, W270, Inc. (the “Registrant”) dismissed PLS CPA, A Professional Corp (“PLS”) as its independent registered public accounting firm. The decision was approved by the Registrant’s Board of Directors.

The reports of PLS on the Registrant’s financial statements for the fiscal years ended June 30, 2012 and 2011 did not contain an adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope, or accounting principles, except the report did contain an explanatory paragraph related to the Registrant’s ability to continue as a going concern. During the Registrant’s fiscal years ended June 30, 2012 and 2011, and the subsequent period through the date of this report, there were (i) no disagreements with PLS on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PLS would have caused PLS to make reference to the subject matter of the disagreements in connection with its report, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Registrant provided PLS with a copy of the disclosures made in this Current Report on Form 8-K and requested that PLS furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Registrant’s statements herein and, if not, stating the respects in which it does not agree. A copy of the letter furnished by PLS is attached as Exhibit 16.1 hereto.

On February 13, 2013, the Registrant engaged Goldman Kurland and Mohidin, LLP (“GKM”) as the Registrant’s new independent registered public accounting firm. The appointment of GKM was approved by the Registrant’s Board of Directors.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. 16.1	Letter from PLS CPA, A Professional Corp. dated February 13, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

W270, INC.

Date: February 13, 2013	By:	/s/ Eric Stoppenhagen
Name: Eric Stoppenhagen
Title: President and Chief Financial Officer